UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 25, 2012

ONLINE DISRUPTIVE TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

000-54394
(Commission File Number)

27-1404923
(IRS Employer Identification No.)

3120 S. Durango Drive, Suite 305, Las Vegas, Nevada 89117
(Address of principal executive offices and Zip Code)

702.579.7900
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward-Looking Statements

This current report on Form 8-K contains forward-looking statements. Forward-looking statements are projections in respect of future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as “may”, “should”, “expects”, “plans”, “anticipates”, “believes”, “estimates”, “predicts”, “potential” or “continue” or the negative of these terms or other comparable terminology. Forward-looking statements made in this Form 8-K include statements about:

  our marketing plan;
  our anticipation that future broad clinical trial studies encompassing larger populations of cancer patients with varying cancers should reveal the full potential of the existing developed strategy;
  our plans to hire industry experts and expand our management team;
  our beliefs regarding the future of our competitors;
  our belief that there is a large unmet need in cancer diagnostics exists in early diagnosis; accurate diagnosis, our belief that there is a need in this segment for an easier blood-based test that will increase compliance and minimize discomfort;
  our anticipated development schedule;
  our expectation that the demand for our products will eventually increase; and
  our expectation that we will be able to raise capital when we need it.

These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled “Risk Factors” and the risks set out below, any of which may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. These risks include, by way of example and not in limitation:

  general economic and business conditions;
  our ability to identify attractive products and negotiate their acquisition or licensing;
  our ability to effectively develop and market products that we acquire or license;
  volatility in prices for our products;
  risks inherent in the pharmaceutical industry;
  competition for, among other things, capital, pharmaceutical products and skilled personnel; and
  other factors discussed under the section entitled “Risk Factors”.

These risks may cause our company’s or our industry’s actual results, levels of activity or performance to be materially different from any future results, levels of activity or performance expressed or implied by these forward looking statements.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity or performance. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

As used in this current report on Form 8-K and unless otherwise indicated, the terms “we”, “us” and “our” refer to Online Disruptive Technologies Inc. and our wholly owned subsidiary, Savicell Diagnostic Ltd., an Israeli corporation (the “Subsidiary”). Unless otherwise specified, all dollar amounts are expressed in United States dollars.

Item 1.01 Entry into a Material Definitive Agreement.

Please see Item 2.01 of this current report on Form 8-K.

Item 2.01 Completion of Licensing Agreement.

Pursuant to a license agreement and research funding agreement (the “License Agreement”) dated July 24, 2012 but entered into on July 25, 2012 executed by our Subsidiary and Ramot at Tel Aviv University Ltd. (“Ramot”), a private company incorporated in the State of Israel and having a place of business at 5 Shenker Street, Herzlia, Israel, our Subsidiary was granted a license to certain patented technology relating to the early detection of diseases by measuring metabolic activity in the immune system (the “Technology”). For a description of the patents relating to the Technology, please see “Business Intellectual Property”.

The products (the “Product”) means any instrument, device, process, method, product, component, or system that contain or is based on, in whole or in part, the Technology.

As consideration for the worldwide exclusive license of the Products, our Subsidiary will pay, issue and fund the following to Ramot:

(a)	a royalty (the “Royalty”) on worldwide net sales of the Products by our company and its affiliates or sublicensee;

(b)	a minimum annual royalty, credited against the Royalty;

(c)	percentages of all payments received in connection with a sublicense (“Sublicense Receipt”);

(d)	issue warrants (the “Warrants”) to purchase, for nominal consideration, the number of common shares of the Subsidiary such that Ramot holds a minority interest in the Subsidiary; and

(e)	fund research expenditures for the research of the Technology.

We anticipate changing our name to Savicell Inc. in due course.

Business

Corporate Overview

We were incorporated in the State of Nevada on November 16, 2009 under the name “Online Disruptive Technologies, Inc.” with authorized capital of 500,000,000 shares of common stock with a par value of $0.001 per share and 20,000,000 shares of preferred stock with a par value of $0.001 per share. On March 24, 2010, we entered into a share purchase agreement with Benjamin Cherniak, whereby we acquired all of the issued and outstanding shares of Relationshipscoreboard.com Entertainment, Inc. in consideration for the issuance of 16,000,000 of our common shares. RSE was incorporated in the State of Nevada on November 16, 2009. There were no related party interests in the acquisition of Relationshipscoreboard.com Entertainment, Inc.

Effective November 21, 2011, we entered into a mineral property acquisition agreement (the “Agreement”) with Minera Del Pacifico, S.A. (“Minera”), whereby Minera agreed to sell us a 100% interest to exploit and commercialize the Muluncay concession (the “Property”) for a period of twenty years in exchange for 10,000,000 shares of our common stock. The Property covers an area of 374 hectares and is in the centre of the Portovelo-Zaruma mining camp, which is found in the cantons of Ayapamba and Paccha, Province of El Oro, southern Ecuador. Closing of the Agreement will occur three business days after we deliver notice to Minera of our intention to close. We have terminated the Agreement and will not be proceeding with the acquisition of the Property.

After the entry into of the License Agreement, we are focused on the development of Savicell.

Our Current Business

On July 25, 2012, the Subsidiary entered a License Agreement with Ramot, whereby the Subsidiary was granted a license relating to Savicell.

Savicell

Savicell uses a revolutionary diagnostic platform that is positioned initially in the cancer diagnostic market. The technology uses blood samples to rapidly measure the body's response to disease intrusion and cell malformation. The immune system is the first to “read” cancer and Savicell interprets the language of the immune system’s response.

Savicell technology is a ground-breaking, high-throughput, in-vitro test for rapid quantitative measurement of the metabolic activity of the cell populations that the body deploys to diagnose disease. Initial application will focus on cancer diagnostics using blood samples. The Savicell patent pending approach maps the different metabolic response profiles as a method for early diagnosis and staging.

The immune system is designed to detect disease intrusion and cell malformation in our bodies, which includes cancer, and to eliminate them. In reaction to the presence of cancer the immune system is energized to respond. The initial reaction is intricate, deploying different metabolic pathways and different subtypes of cells. It is these differential responses that Savicell technology powerfully detects. The immune system is the first to “read” cancer and Savicell interprets the language of the immune system’s response.

The clinical results obtained show the capability to simply and rapidly diagnose cancer in a preliminary large population of cancer patients in comparison to a control healthy group. We anticipate that future broad clinical trial studies involving larger populations of cancer patients with varying cancers should reveal the full potential of the existing developed strategy.

Obviously, many more tests are required in order to construct a meaningful and significant diagnostic classification. However, what is revealed to date is a major clear-cut shift of immune system metabolic activity pathways from oxidative phosphorylation to aerobic glycolysis between healthy patients and those with various cancer types.

Cancer Diagnostic Market

Cancer cases are increasing, with more than 20 million new cases predicted in 2025, compared to 12 million in 2008. (WHO) The worldwide in-vitro diagnostic market is estimated at $44 billion, growing 8% annually Market reseach.com press release Feb 7, 2012 – yahoo finance). The cancer diagnostic market is estimated at $8 billion annually and is the fastest growing segment (Kalorama Information Inc. news release March 12, 2008).

Cancer drug and diagnostic markets have grown impressively, driven by expanding patient populations and technological advances, especially in biomolecular medicine. Current treatments are better tolerated and more effective. The introduction of innovative products on the market is expected to continue and to drive double-digit annual growth. Helping to expand the treated patient population, 25 to 30 new anti-cancer agents are expected to be approved for a variety of new indications. (IMS Health Forecasts, Biopharma Forecasts & Trends). Expanding treatment options will further enhance growth of diagnostic products for monitoring treatment response, recurrence, and improved typing/staging. These enhanced treatment options will also accelerate market growth of companion diagnostics by linking sales of diagnostics to therapeutics (Dx-Rx model.). In 2010 alone 25 companion diagnostics partnerships with pharma were established (pwc Diagnostics 2011(PricewaterhouseCoopers LLP)).

Product innovations in cancer molecular diagnostics with biomarker discoveries have enhanced patient outcomes and helped drive market growth. However, the difficulty of discovering new bio-markers remains a significant limiting factor to growth. Importantly, the diagnostic efficacy of bio-markers in detecting cancer cells may be greater at relatively advanced stages of the disease, where the cancer growth is more pronounced.

We believe a significant and very large unmet need in cancer diagnostics exists in early diagnosis; accurate diagnosis, especially where technique-based biopsy limits accuracy; staging; diagnosis confirmation; recurrence and treatment monitoring; and tissue of origin diagnosis.

Early detection is very important because it can improve outcomes dramatically. Typically, more treatment options are available when diagnosed early and the resulting survival rates improve. Survival rate improves by at least four times when cancer is diagnosed early and before it has spread. (American Cancer Society) Key issues with current early diagnosis tests include low sensitivity, low specificity, discomfort (e.g., colonoscopy), exposure to radioactivity, and cost.

The early diagnosis market can be divided into 2 broad segments. One is cancers with commercialized diagnostic tests. These generate multibillion dollar that are significantly supported by the existence of guidelines. Breast and colon cancers are examples, with guidelines for mammograms yearly and colonoscopies every 5 to 10 years. There are 14.5 million annual screening tests for colon cancer in the USA (Anesth Analg 2008;106:434 –9). There are estimated at 40 million mammograms annually (FDA news release Feb. 11, 2011) We believe that there is a need in this segment for an easier blood-based test that will increase compliance and minimize discomfort.

The second segment is comprised of cancers that lack early diagnostic solutions. For example, lung and ovarian cancers do not have good screening tests and we believe represent a new market. Organizations that determine guidelines already support a screening regimen for ovarian cancer. So, once a reliable test is developed, market adaptation should be faster because the need has already been recognized. According to the American Cancer Society, it and "other health organizations, and ovarian cancer advocacy groups encourage additional research to develop an accurate and valid test for early detection of ovarian cancer."

Development

The following is our anticipated development schedule:

Stage 1 - 0-3 months: Lab set up to expand the laboratory capability to enhance the sample processing capacity. This includes the purchasing of additional lab equipment and the recruitment of lab workers and company personnel required to analyze more samples.

Stage 2 - 3-9 months: Solidify preliminary results. This includes optimization of the reagent matrix for the metabolic profile (MA) identification of breast and lung cancer and optimization of data mining algorithm. Based on results, a decision will be made if we continue to stage 3 or adjust the plan based on the research findings.

Stage 3 –9-24 months: Verifying data on more patients: we anticipate concentrating on increasing the patient population and the number of test essays to a total of 1,100 patients.

Marketing Strategy

The Savicell innovation is revolutionary and highly differentiated in the diagnostic market. While immunotherapy of cancer is under intensive clinical research, virtually no attention is paid to the immense potential buried within immune-based diagnostics. Importantly, unlike biomarkers, Savicell technology is well suited for early detection.

Our overall strategy is to initially focus on developing and launching diagnostic tests in cancers where large screening markets exist, like breast cancer, and in markets with a large potential and identified need like lung cancer.

Competition

The diagnostic, pharmaceutical and biopharmaceutical industry is characterized by intense competition and rapid and significant technological changes and advancements. Many companies, research institutions and universities are doing research and development work in a number of areas similar to those that we focus on that could lead to the development of new products which could compete with and be superior to our product candidates. Most of the companies against which we will compete have substantially greater financial, technical, manufacturing, marketing, distribution and other resources than those of ours. A number of these companies may have or may develop technologies for developing products for treating various diseases that could prove to be superior to ours. We expect technological developments in the diagnostic, pharmaceutical and biopharmaceutical and related fields to occur at a rapid rate, and we believe competition will intensify as advances in these fields are made. Accordingly, we will be required to continue to devote substantial resources and efforts to research and development activities in order to potentially achieve and maintain a competitive position in this field. Products that we develop may become obsolete before we are able to commercialize them or to recover all or any portion of our research and development expenses. We will be competing with respect to our products with companies that have significantly more experience in undertaking preclinical testing and human clinical trials with new or improved diagnostic and therapeutic products and obtaining regulatory approvals of such products. A number of these companies already market and may be in advanced phases of clinical testing of various drugs that may compete with our lead product candidate or any future product candidates. Our competitors may develop or commercialize products more rapidly than we do or with significant advantages over any products we develop. Our competitors may therefore be more successful in commercializing their products than we are, which could adversely affect our competitive position and business.

Exact Sciences Corporation is a molecular diagnostics company focused on the early detection and prevention of colorectal cancer. It has an exclusive intellectual property protecting its non-invasive, molecular screening technology for the detection of colorectal pre-cancer and cancer.

Research and Development Expenditures

We did not incur expenditures in research and development activities over the last two fiscal years.

Employees

We currently have four employees located in Boston, Massachusetts, Canada, and Israel. Over the next six months we plan to increase the number of employees we have to 9 with an almost equal split between the Boston and Israel locales. Most of our research will be carried out under contract with outside parties for the first year.

Subsidiaries

On April 23, 2012, we incorporated our wholly owned subsidiary, Savicell Diagnostic Ltd., a company governed by the laws of Israel.

Intellectual Property

In order to protect our proprietary technologies, we rely on combinations of patent, trademark, copyright, and trade secret protection, as well as confidentiality agreements with employees, consultants, and third parties.

We have patents pending filed by the University relating to early detection of cancer.

Government Regulations

Certain of our activities may be subject to regulatory oversight by the FDA under provisions of the Federal Food, Drug, and Cosmetic Act and regulations thereunder, including regulations governing the development, marketing, labeling, promotion, manufacturing and export of diagnostic products. Failure to comply with applicable requirements can lead to sanctions, including withdrawal of products from the market, recalls, refusal to authorize government contracts, product seizures, civil money penalties, injunctions and criminal prosecution. Certain of our activities may be subject to establishment of Clia ’88 certification. We also may be subject an EC certification process, frequently shorthanded as “CE Mark” under the IVDD 98/79/EC

U.S. Food and Drug Administration

The Food, Drug and Cosmetic Act requires that medical devices introduced to the U.S. market, unless otherwise exempted, be subject to either a premarket notification clearance, known as a 510(k), or a premarket approval (PMA). The PMA process involves providing extensive data to the FDA to allow the FDA to find that the device is safe and effective for its intended use, which may also include providing additional data and updates to the FDA, the convening of expert panels, inspection of manufacturing facilities, and new or supplemented PMAs if the product is modified during the process. Even if granted, a 510(k) or PMA approval may place substantial restrictions on how a device is marketed or sold, and the FDA will continue to place considerable restrictions on products, including but not limited to registering manufacturing facilities, listing the products with the FDA, complying with labeling requirements, and meeting reporting requirements. We believe obtaining FDA clearance or approval for our test is critical to building broad demand and successful commercialization for our products. We believe that the studies required in connection with any approval or clearance of our technology, regardless of whether the regulatory pathway is the 510(k) process or a PMA, will be material in cost and time-intensive. There can be no assurance that the FDA will ultimately approve any 510(k) request or approve any PMA submitted by us in a timely manner or at all.

Risk Factors

An investment in our common stock involves a number of very significant risks. You should carefully consider the following risks and uncertainties in addition to other information in this report in evaluating our company and its business before purchasing shares of our company’s common stock. Our business, operating results and financial condition could be seriously harmed due to any of the following risks. You could lose all or part of your investment due to any of these risks.

Risks Related to Our Company

The worldwide economic downturn may reduce our ability to obtain the financing necessary to continue our business and may reduce the number of viable products and businesses that we may wish to acquire. If we cannot raise the funds that we need or find a suitable product or business to acquire, we may go out of business and investors will lose their entire investment in our company.

Since 2008, there has been a downturn in general worldwide economic conditions due to many factors, including the effects of the subprime lending and general credit market crises, slower economic activity, decreased consumer confidence, reduced corporate profits and capital spending, adverse business conditions, increased unemployment and liquidity concerns. In addition, these economic effects, including the resulting recession in various countries and slowing of the global economy, will likely result in fewer business opportunities as companies face increased financial hardship. Tightening credit and liquidity issues will also result in increased difficulties for our company to raise capital for our continued operations. We may not be able to raise money through the sale of our equity securities or through borrowing funds on terms we find acceptable. If we cannot raise the funds that we need or find a suitable product or business to acquire, we will go out of business. If we go out of business, investors will lose their entire investment in our company.

Our independent auditors have expressed substantial doubt about our ability to continue as a going concern.

We have not generated any revenue from operations since our incorporation. We expect that our operating expenses will increase over the next 12 months as we ramp-up our business. We estimate our average monthly expenses over the next 12 months to be approximately $134,200, including general and administrative expenses but excluding acquisition costs and the cost of any research expenditures. In addition, we anticipate expending $2,500,000 in aggregate product development costs. On July 30, 2012, we had cash and cash equivalents & commitments of approximately $35,000. As of July 30, 2012, we had total debt of approximately $100,000.

If we are unable to meet our debt service obligations and other financial obligations, we could be forced to restructure or refinance, seek additional equity capital or sell our assets. We might then be unable to obtain such financing or capital or sell our assets on satisfactory terms

We may need to raise additional funds in the future which may not be available on acceptable terms or at all.

We may consider issuing additional debt or equity securities in the future to fund potential acquisitions or investments, to refinance existing debt, or for general corporate purposes. If we issue equity or convertible debt securities to raise additional funds, our existing stockholders may experience dilution, and the new equity or debt securities may have rights, preferences and privileges senior to those of our existing stockholders. If we incur additional debt, it may increase our leverage relative to our earnings or to our equity capitalization, requiring us to pay additional interest expenses. We may not be able to market such issuances on favorable terms, or at all, in which case, we may not be able to develop or enhance our products, execute our business plan, take advantage of future opportunities, or respond to competitive pressures or unanticipated customer requirements.

We are an early-stage company with a limited operating history, which may hinder our ability to successfully meet our objectives.

We are an early-stage company with only a limited operating history upon which to base an evaluation of our current business and future prospects. As a result, the revenue and income potential of our business is unproven. In addition, because of our limited operating history, we have limited insight into trends that may emerge and affect our business. Errors may be made in predicting and reacting to relevant business trends and we will be subject to the risks, uncertainties and difficulties frequently encountered by early-stage companies in evolving markets. We may not be able to successfully address any or all of these risks and uncertainties. Failure to adequately do so could cause our business, results of operations and financial condition to suffer.

Because our directors and officers are not all residents of the United States, investors may find it difficult to enforce, within the United States, any judgments obtained against our directors and officers.

Our directors and officer are not all residents of the United States, and all or a substantial portion of their assets are located outside the United States. As a result, it may be difficult for investors to enforce within the United States any judgments obtained against our directors and officers, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state thereof.

If we are unable to successfully recruit and retain qualified personnel, we may not be able to continue our operations.

In order to successfully implement and manage our business plan, we will depend upon, among other things, successfully recruiting and retaining qualified personnel having experience in the pharmaceutical industry. Competition for qualified individuals is intense. We may not be able to find, attract and retain qualified personnel on acceptable terms. If we are unable to find, attract and retain qualified personnel with technical expertise, our business operations could suffer.

Future growth could strain our resources, and if we are unable to manage our growth, we may not be able to successfully implement our business plan.

We hope to experience rapid growth in our operations, which will place a significant strain on our management, administrative, operational and financial infrastructure. Our future success will depend in part upon the ability of our executive officers to manage growth effectively. This will require that we hire and train additional personnel to manage our expanding operations. In addition, we must continue to improve our operational, financial and management controls and our reporting systems and procedures. If we fail to successfully manage our growth, we may be unable to execute upon our business plan.

Risks Relating to our Operations in Israel

Conditions in Israel and the surrounding Middle East may materially adversely affect our Subsidiary’s operations and personnel.

Our Subsidiary has significant operations in Israel, including research and development. Since the establishment of the State of Israel in 1948, a number of armed conflicts and terrorist acts have taken place, which in the past, and may in the future, lead to security and economic problems for Israel. In addition, certain countries in the Middle East adjacent to Israel, including Egypt and Syria, recently experienced and some continue to experience political unrest and instability marked by civil demonstrations and violence, which in some cases resulted in the replacement of governments and regimes. Current and future conflicts and political, economic and/or military conditions in Israel and the Middle East region may affect our operations in Israel. The exacerbation of violence within Israel or the outbreak of violent conflicts involving Israel may impede our Subsidiary’s ability to engage in research and development, or otherwise adversely affect its business or operations. In addition, our Subsidiary’s employees in Israel may be required to perform annual mandatory military service and are subject to being called to active duty at any time under emergency circumstances. The absence of these employees may have an adverse effect on our Subsidiary’s operations. Hostilities involving Israel may also result in the interruption or curtailment of trade between Israel and its trading partners, which could materially adversely affect our results of operations.

The ability of our Subsidiary to pay dividends is subject to limitations under Israeli law and dividends paid and loans extended by our Subsidiary may be subject to taxes.

The ability of our Subsidiary to pay dividends is governed by Israeli law, which provides that dividends may be paid by an Israeli corporation only out of its earnings as defined in accordance with the Israeli Companies Law of 1999, provided that there is no reasonable concern that such payment will cause such subsidiary to fail to meet its current and expected liabilities as they come due. Cash dividends paid by an Israeli corporation to United States resident corporate parents are subject to provisions of the Convention for the Avoidance of Double Taxation between Israel and the United States, which may result in our Subsidiary having to pay taxes on any dividends it declares.

Risks Relating to the Pharmaceutical Business

If we are unable to successfully acquire, develop or commercialize new products, our operating results will suffer.

Our future results of operations will depend to a significant extent upon our ability to successfully develop and commercialize new products and businesses in a timely manner. There are numerous difficulties in, developing and commercializing new products, including:

  there are still major developmental steps required to bring the product to a clinical testing stage;

  clinical testing may not be positive;

  developing, testing and manufacturing products in compliance with regulatory standards in a timely manner;

  failure to receive requisite regulatory approvals for such products in a timely manner or at all;

  developing and commercializing a new product is time consuming, costly and subject to numerous factors, including legal actions brought by our competitors, that may delay or prevent the development and commercialization of new products;

  incomplete, unconvincing or equivocal clinical trials data;

  experiencing delays or unanticipated costs;

  significant and unpredictable changes in the payer landscape, coverage and reimbursement for our products;

  experiencing delays as a result of limited resources at regulatory agencies; and

  changing review and approval policies and standards at regulatory agencies.

As a result of these and other difficulties, products in development by us may or may not receive timely regulatory approvals, or approvals at all, necessary for marketing by us or other third-party partners. If any of our products are not approved in a timely fashion or, when acquired or developed and approved, cannot be successfully manufactured, commercialized or reimbursed, our operating results could be adversely affected. We cannot guarantee that any investment we make in developing products will be recouped, even if we are successful in commercializing those products.

Our expenditures may not result in commercially successful products.

We cannot be sure our business expenditures will result in the successful acquisition, development or launch of products that will prove to be commercially successful or will improve the long-term profitability of our business. If such business expenditures do not result in successful acquisition, development or launch of commercially successful brand products our results of operations and financial condition could be materially adversely affected.

Third parties may claim that we infringe their proprietary rights and may prevent us from manufacturing and selling some of our products.

The manufacture, use and sale of new products that are the subject of conflicting patent rights have been the subject of substantial litigation in the pharmaceutical industry. These lawsuits relate to the validity and infringement of patents or proprietary rights of third parties. Litigation may be costly and time-consuming, and could divert the attention of our management and technical personnel. In addition, if we infringe on the rights of others, we could lose our right to develop, manufacture or market products or could be required to pay monetary damages or royalties to license proprietary rights from third parties. Although the parties to patent and intellectual property disputes in the pharmaceutical industry have often settled their disputes through licensing or similar arrangements, the costs associated with these arrangements may be substantial and could include ongoing royalties. Furthermore, we cannot be certain that the necessary licenses would be available to us on commercially reasonable terms, or at all. As a result, an adverse determination in a judicial or administrative proceeding or failure to obtain necessary licenses could prevent us from manufacturing and selling our products, and could have a material adverse effect on our business, results of operations, financial condition and cash flows.

Extensive industry regulation has had, and will continue to have, a significant impact on our business, especially our product development, manufacturing and distribution capabilities.

All pharmaceutical companies are subject to extensive, complex, costly and evolving government regulation. For the U.S., this is principally administered by the FDA and to a lesser extent by the DEA and state government agencies, as well as by varying regulatory agencies in foreign countries where products or product candidates are being manufactured and/or marketed. The Federal Food, Drug and Cosmetic Act, the Controlled Substances Act and other federal statutes and regulations, and similar foreign statutes and regulations, govern or influence the testing, manufacturing, packing, labeling, storing, record keeping, safety, approval, advertising, promotion, sale and distribution of our products.

Under these regulations, we may become subject to periodic inspection of our facilities, procedures and operations and/or the testing of our products by the FDA, the DEA and other authorities, which conduct periodic inspections to confirm that we are in compliance with all applicable regulations. In addition, the FDA and foreign regulatory agencies conduct pre-approval and post-approval reviews and plant inspections to determine whether our systems and processes are in compliance with cGMP and other regulations. Following such inspections, the FDA or other agency may issue observations, notices, citations and/or warning letters that could cause us to modify certain activities identified during the inspection. FDA guidelines specify that a warning letter is issued only for violations of “regulatory significance” for which the failure to adequately and promptly achieve correction may be expected to result in an enforcement action. We may also be required to report adverse events associated with our products to FDA and other regulatory authorities. Unexpected or serious health or safety concerns would result in labeling changes, recalls, market withdrawals or other regulatory actions.

The range of possible sanctions includes, among others, FDA issuance of adverse publicity, product recalls or seizures, fines, total or partial suspension of production and/or distribution, suspension of the FDA’s review of product applications, enforcement actions, injunctions, and civil or criminal prosecution. Any such sanctions, if imposed, could have a material adverse effect on our business, operating results, financial condition and cash flows. Under certain circumstances, the FDA also has the authority to revoke previously granted drug approvals. Similar sanctions as detailed above may be available to the FDA under a consent decree, depending upon the actual terms of such decree. If internal compliance programs do not meet regulatory agency standards or if compliance is deemed deficient in any significant way, it could materially harm our business.

The product would be licensed for sale in the EU through an EC certification process, frequently shorthanded as “CE Mark” under the IVDD 98/79/EC. It is possible that general controls are sufficient and a conformity assessment of a QMS would sufficient to support clinical testing in the EU. If a Notified Body must be used, the CE Marking process has two stages: a certification of the manufacturer’s QMS (ability to safely develop devices) and the certification of the device performance and safety itself. Regulatory approval may be delayed, limited or denied for a number of reasons, including insufficient clinical data, the product not meeting safety or efficacy requirements or any relevant manufacturing processes or facilities not meeting applicable requirements.

Further trials and other costly and time-consuming assessments of the product may be required to obtain or maintain regulatory approval. We may be required to conduct additional trials beyond those currently planned, which could require significant time and expense.

The diagnostic industry is highly competitive.

The diagnostic industry has an intensely competitive environment that will require an ongoing, extensive search for technological innovations and the ability to market products effectively, including the ability to communicate the effectiveness, safety and value of products to healthcare professionals in private practice, group practices and payers in managed care organizations, group purchasing organizations and Medicare & Medicaid services. We are smaller than almost all of our competitors. Most of our competitors have been in business for a longer period of time than us, have a greater number of products on the market and have greater financial and other resources than we do. Furthermore, recent trends in this industry are toward further market consolidation of large drug companies into a smaller number of very large entities, further concentrating financial, technical and market strength and increasing competitive pressure in the industry. If we directly compete with them for the same markets and/or products, their financial strength could prevent us from capturing a profitable share of those markets. It is possible that developments by our competitors will make any products or technologies that we acquire non-competitive or obsolete.

Even if our product candidates receive regulatory approval, they may still face future development and regulatory difficulties.

Even if U.S. regulatory approval or clearance is obtained, the FDA can impose significant restrictions on a product’s indicated uses or marketing or may impose ongoing requirements for potentially costly post-approval studies. Any of these restrictions or requirements could adversely affect our potential product revenues. Our product candidates will also be subject to ongoing FDA requirements for the labeling, packaging, storage, advertising, promotion, record-keeping and submission of safety and other post-market information on the drug. In addition, approved products, manufacturers and manufacturers’ facilities are subject to continual review and periodic inspections. If a regulatory agency discovers previously unknown problems with a product, such as adverse events of unanticipated severity or frequency, or problems with the facility where the product is manufactured, a regulatory agency may impose restrictions on that product or us, including requiring withdrawal of the product from the market. If our product candidates fail to comply with applicable regulatory requirements, such as current Good Manufacturing Practices, or “CGMPs”, a regulatory agency may:

• issue warning letters or untitled letters;

• require us to enter into a consent decree, which can include imposition of various fines, reimbursements for inspection costs, required due dates for specific actions and penalties for noncompliance;

• impose other civil or criminal penalties;

• suspend regulatory approval;

• suspend any ongoing clinical trials;

• refuse to approve pending applications or supplements to approved applications filed by us;

• impose restrictions on operations, including costly new manufacturing requirements; or

• seize or detain products or require a product recall.

Our commercialization efforts will be greatly dependent upon our ability to demonstrate product efficacy in clinical trials. Laboratories will be reluctant to order our products, and medical practitioners will be reluctant to prescribe our products, without compelling supporting data. The failure to demonstrate efficacy in our clinical trials, or a delay or failure to complete our clinical trials, would have a material adverse effect on our business, prospects, financial condition and operating results.

Our failure to convince medical practitioners to use our technologies will limit our revenue and profitability.

If we, or our commercialization partners, fail to convince medical practitioners to prescribe products using our technologies, we will not be able to sell our products or license our technologies in sufficient volume for our business to become profitable. We will need to make leading physicians aware of the benefits of products using our technologies through published papers, presentations at scientific conferences and favorable results from our clinical studies. Our failure to be successful in these efforts would make it difficult for us to convince medical practitioners to prescribe products using our technologies for their patients. Failure to convince medical practitioners to prescribe our products will damage our commercialization efforts and would have a material adverse effect on our business, prospects, financial condition and operating results.

We may not be able to market or generate sales of our products to the extent anticipated.

Assuming that we are successful in receiving regulatory clearances to market any of our products, our ability to successfully penetrate the market and generate sales of those products may be limited by a number of factors, including the following:

• Certain of our competitors in the field have already received regulatory approvals for and have begun marketing similar products, which may result in greater physician awareness of their products as compared to ours.

• Information from our competitors or the academic community indicating that current products or new products are more effective than our products could, if and when it is generated, impede our market penetration or decrease our existing market share.

• The price for our products, as well as pricing decisions by our competitors, may have an effect on our revenues.

• Our revenues may diminish if third-party payors, including private health coverage insurers and health maintenance organizations, do not provide adequate coverage or reimbursement for our products.

If any of our future marketed products were to experience problems related to their efficacy, safety, or otherwise, or if new, more effective treatments were to be introduced, our revenues from such marketed products could decrease.

If any of our current or future marketed products become the subject of problems, including those related to, among others:

• efficacy or safety concerns with the products, even if not justified;

• regulatory proceedings subjecting the products to potential recall;

• publicity affecting doctor prescription or patient use of the product;

• pressure from competitive products; or

• introduction of more effective tests.

Our revenues from such marketed products could decrease. For example, efficacy or safety concerns may arise, whether or not justified, that could lead to the recall or withdrawal of such marketed products. In the event of a recall or withdrawal of a product, our revenues would significantly decline.

Risks Relating to Our Common Stock

If we issue additional shares in the future, it will result in the dilution of our existing shareholders.

Our articles of incorporation authorize the issuance of up to 500,000,000 shares of common stock with a par value of $0.001 per share and 20,000,000 shares of preferred stock with a par value of $0.001 per share. Our board of directors may choose to issue some or all of such shares to acquire one or more companies or products and to fund our overhead and general operating requirements. The issuance of any such shares will reduce the book value per share and may contribute to a reduction in the market price of the outstanding shares of our common stock. If we issue any such additional shares, such issuance will reduce the proportionate ownership and voting power of all current shareholders. Further, such issuance may result in a change of control of our corporation.

Trading of our stock is restricted by the Securities Exchange Commission’s penny stock regulations, which may limit a stockholder’s ability to buy and sell our common stock.

The Securities and Exchange Commission has adopted regulations which generally define “penny stock” to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and “accredited investors”. The term “accredited investor” refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the Securities and Exchange Commission, which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer’s account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer’s confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in and limit the marketability of our common stock.

FINRA sales practice requirements may also limit a stockholder’s ability to buy and sell our stock.

In addition to the “penny stock” rules described above, the Financial Industry Regulatory Authority (known as “FINRA”) has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our stock and have an adverse effect on the market for our shares.

Our common stock is illiquid and the price of our common stock may be negatively impacted by factors which are unrelated to our operations.

Although our common stock is currently listed for quotation on the OTC Bulletin Board, there is no market for our common stock. Even when a market is established and trading begins, trading through the OTC Bulletin Board is frequently thin and highly volatile. There is no assurance that a sufficient market will develop in our stock, in which case it could be difficult for shareholders to sell their stock. The market price of our common stock could fluctuate substantially due to a variety of factors, including market perception of our ability to achieve our planned growth, quarterly operating results of our competitors, trading volume in our common stock, changes in general conditions in the economy and the financial markets or other developments affecting our competitors or us. In addition, the stock market is subject to extreme price and volume fluctuations. This volatility has had a significant effect on the market price of securities issued by many companies for reasons unrelated to their operating performance and could have the same effect on our common stock.

We do not intend to pay dividends on any investment in the shares of stock of our company.

We have never paid any cash dividends and currently do not intend to pay any dividends for the foreseeable future. Because we do not intend to declare dividends, any gain on an investment in our company will need to come through an increase in the stock’s price. This may never happen and investors may lose all of their investment in our company.

Management’s Discussion and Analysis of
Financial Conditions and Results of Operations

Our audited financial statements for the years ended December 31, 2011 and 2010 and related management’s discussion and analysis of financial condition and results of operations are available in our annual report on Form 10-K filed with the Securities and Exchange Commission on March 23, 2012. Our unaudited financial statements for the three month periods ended March 31, 2012 and 2011 and related management’s discussion and analysis of financial condition and results of operations are available in our quarterly report on Form 10-Q filed with the Securities and Exchange Commission on May 15, 2012.

Recent Financing Activities

On July 10, 2012, we entered into debt settlement agreements with nine individuals whereby we collectively settled debts in the aggregate amount of $60,000 by the issuance of 8,000,000 shares of our common stock at a price per share of $0.0075. The securities were issued to people that each represented that they were not a US person (as that term is defined in Regulation S of the Securities Act of 1933, as amended) and the subject shares were issued in an offshore transaction pursuant to Regulation S and/or Section 4(2) of the Securities Act of 1933, as amended.

On July 30, 2012, we completed a private placement by issuing 3,913,000 common shares to eighteen individuals at a price per share of $0.01 for total proceeds of $39,130. We issued 3,013,000 of these shares to thirteen offshore investors under the exemptions from the Securities Act of 1933 contained in Regulation S. We issued 900,000 of these shares to five U.S. persons who were accredited investors (as that term is defined in Rule 501 of Regulation D under the Securities Act of 1933, as amended), under the registration exemption provided for in Rule 506 of Regulation D and/or Section 4(2) of the Securities Act of 1933.

Cash Requirements

Our primary objectives for the next twelve month period are to further develop the Technology and to advance the Technology so that it may be appropriate for clinical safety testing.

We estimate our operating expenses and working capital requirements for the next 12 months to be as follows:

Expense	Amount
Product development	$2,500,000

Employee compensation	550,000
General and administration	470,000
Professional services fees	120,000
Regulation and compliance	230,000
Sales, Marketing and Business development	240,000
Total:	$4,110,000

If we are not able to obtain the additional financing on a timely basis, if and when it is needed, we may be forced to cease the operation of our business.

Future Financing

We will require additional financing to fund our planned operations, including further development, clinical testing, regulatory requirements, and commercializing our existing assets. We currently do not have committed sources of additional financing and may not be able to obtain additional financing, particularly, if the volatile conditions in the stock and financial markets, and more particularly the market for early development stage pharmaceutical company stocks persist.

There can be no assurance that additional financing will be available to us when needed or, if available, that it can be obtained on commercially reasonable terms. If we are not able to obtain the additional financing on a timely basis, if and when it is needed, we will be forced to delay or scale down some or all of our development activities or perhaps even cease the operation of our business.

Since inception we have funded our operations primarily through equity and debt financings and we expect that we will continue to fund our operations through the equity and debt financing. If we raise additional financing by issuing equity securities, our existing stockholders’ ownership will be diluted. Obtaining commercial loans, assuming those loans would be available, will increase our liabilities and future cash commitments.

There is no assurance that we will be able to maintain operations at a level sufficient for an investor to obtain a return on his, her, or its investment in our common stock. Further, we may continue to be unprofitable.

Properties

Executive Offices and Registered Agent

Our executive and head offices are located at 3120 S. Durango Drive, Suite 305, Las Vegas, Nevada 89117. We are presently benefitting from free rental space until such time as our operations ramp up. Once we attain the necessary funding and increase our employee base, we will look for more spacious facilities to meet our growing needs including sourcing office space in Israel to house the operations of our Subsidiary.

Intellectual Property

The description of our intellectual property rights is under the section entitled “Business – Intellectual Property”.

Security Ownership of Certain Beneficial Owners and Management

The following tables set forth, as of July 31, 2012, certain information with respect to the beneficial ownership of our common stock by each stockholder known by us to be the beneficial owner of more than 5% of our common stock, by each of our current directors and executive officers. Each person has sole voting and investment power with respect to the shares of common stock, except as otherwise indicated. Beneficial ownership consists of a direct interest in the shares of common stock, except as otherwise indicated.

In the following tables, we have determined the number and percentage of shares beneficially owned in accordance with Rule 13d-3 of the Securities Exchange Act of 1934 based on information provided to us by our controlling stockholder, executive officers and directors, and this information does not necessarily indicate beneficial ownership for any other purpose. In determining the number of shares of our common stock beneficially owned by a person and the percentage ownership of that person, we include any shares as to which the person has sole or shared voting power or investment power, as well as any shares subject to warrants or options held by that person that are currently exercisable or exercisable within 60 days.

Security Ownership of Certain Beneficial Holders

Title of class	Name and address of beneficial owner	Amount and nature of beneficial ownership(1)		Percent of class

	Security Ownership of Certain Beneficial Holders
Common Stock	Nadav Kidron 2 Elza Street Jerusalem, Israel	4,000,000	Direct	6.1%
Common Stock	Bank Gutenberg AG Gutenbergstrasse 10 CH-8002 Zurich	4,712,000	Direct	7.2%
Common Stock	Jelton Finance Corp. Withfield Tower, 3d Floor, 4792 Coney Drive Belize City, Belize, 43707	5,650,000	Direct	8.6%
Common Stock	Yonatan Ackerman Louis Pastier 5 Haifa, Israel, 35431	4,900,000	Direct	7.5%
Common Stock	Total 5% shareholders	19,262,000		29.4%
	Security Ownership of Management
Common Stock	Giora Davidovits 5 Shenker Street, Herzlia, Israel	11,000,000	Direct	16.8%
Common Stock	David Eyal Davidovits 5 Shenker Street, Herzlia, Israel	11,500,000	Direct	17.5%
Common Stock	Benjamin Cherniak Suite 305 – 3120 South Durango Drive Las Vegas, Nevada	1,200,000	Direct	1.8%

Title of class	Name and address of beneficial owner	Amount and nature of beneficial ownership(1)		Percent of class
Common Stock	Robbie Manis 346 Lazard Avenue Mount Royal, Quebec Canada H3R 1P3	2,583,334	Direct	3.9%
Common Stock	Irit Arbel 5 Shenker Street, Herzlia, Israel	3,300,000	Direct	5.0%
Common Stock	Directors & Executive Officers as a group (5 persons)	29,583,334	Direct	45.0%

(1)

Percentage of ownership is based on 65,663,100 shares of our common stock issued and outstanding as of July 31, 2012. Except as otherwise indicated, we believe that the beneficial owners of the common stock listed above, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to options or warrants currently exercisable, or exercisable within 60 days, are deemed outstanding for purposes of computing the percentage ownership of the person holding such option or warrants, but are not deemed outstanding for purposes of computing the percentage ownership of any other person.

Changes in Control

We are not aware of any arrangement that may result in a change in control of our company.

Directors and Executive Officers

The following individuals serve as the director and executive officers of our company.

Name	Position	Age	Date First Elected or Appointed
Giora Davidovits	Chief Executive Officer, President, Secretary, Treasurer and Director	58	July 30, 2012
Robbie Manis	Chief Financial Officer	44	July 30, 2012
David Eyal Davidovits(1)	Vice President Business Development Chief Operations Officer	44	April 5, 2012 July 30, 2012
Irit Arbel	Executive Vice President, Research and Development	52	July 30, 2012
Benjamin Cherniak(2)	Director	44	August 4, 2010

(1)	David Eyal Davidovits has also been the sole director and officer of our Subsidiary since April 23, 2012.

(2)	Benjamin Cherniak resigned as our President, Secretary and Treasurer on July 30, 2012.

Business Experience

The following is a brief account of the education and business experience of director and executive officers during at least the past five years, indicating their principal occupation during the period, and the name and principal business of the organization by which they were employed

Giora Davidovits, BA, MBA, Chief Executive Officer, President, Secretary, Treasurer and Director

Mr. Davidovits brings 25 years of management experience at Fortune 500 companies to our company, including Procter & Gamble, Johnson & Johnson, Abbott Laboratories, and Rorer Consumer Pharmaceuticals, and of research experience at Ortho Diagnostics. He is the President and a senior partner of CorInsight LLC, a marketing, business development and technology transfer consultancy, and the Chief Executive Officer of ABC Diabetes, Inc. He has a BA in biochemistry from Brandies University and an MBA from Cornell University. Mr. Davidovits introduced and successfully launched many products either in the role of marketing executive or consultant. His healthcare experience includes diabetes, cancer, pregnancy, cardiology, nephrology, podiatry, HIV, nutrition, and multiple OTC categories.

David Eyal Davidovits, BS, Vice President Business Development and Chief Operating Officer

Mr. Davidovits brings 20 years of marketing, finance, and operations executive experience at Intel, Marvell, and CorInsight. Mr. Davidovits was the Vice President of Business Development of our company since April 5, 2012. His experience includes assessments of strategic partnerships and joint ventures with Intel Capital, Intel Haifa computer mobility group operations, finance management at Intel USA, and the development of and responsibility for major Fortune 500 company accounts at CorInsight. Mr. Davidovits is a senior partner of CorInsight LLC, a marketing, business development and technology transfer consultancy, and General Manager of CorInsight's Israel office. He has BS in Manufacturing Engineering and Business Studies from Coventry University, UK.

We believe Mr. Davidovits is qualified to serve on our board of directors because of his education and business experiences, including his experience as a director of similar companies, as described above.

Robbie Manis, Chief Financial Officer

Robbie Manis has over 20 years of experience within various aspects of the finance profession. As a chartered accountant, he has a strong accounting and taxation background. As well, Mr. Manis was previously employed by various investment banks specializing in an array of financing sub-specialties. In recent years, Mr. Manis has served as a senior business and investment analyst for a private merchant bank specializing in private equity investments and business development. Throughout his career as a finance professional, he has become highly proficient at evaluating business models, markets and management aptitudes. In addition, Robbie’s experience as an officer and director of various public companies has made him well versed in corporate governance, internal controls, audit procedures and financial reporting and disclosure.

Mr. Manis has served as a consultant to our company since November 2011 and previously served as the sole officer and director of our company.

Irit Arbel, Executive Vice President, Research and Development

Irit Arbel brings 15 years of management experience in the areas of cell therapy, medical devices, and pharmaceuticals. She is a co-founder and served as chairperson of several medical device companies including Real Aesthetics Inc and BRH Medical. She is a member of the RFB Investment House management team, and the co-founder and board member at Brainstorm Cell Therapeutics. She served as CEO of Pluristem Therapeutics and was Israel's national sales manager for Merck, Sharp and Dohme Ltd. Irit has extensive experience leading companies from startup to exits. She was a post doctorate at Hadassah Hospital Neurological Department. Irit received a Doctor of Science (D.Sc.) in Neurology from The Technion Medical School; MA in Medical Science; and BA in Chemical Engineering and Biology. Her healthcare experience includes Alzheimer’s, MS, ALS, cancer, stem cell therapy, cardiology, ophthalmology, and diabetic wound healing.

Benjamin Cherniak, Director

Mr. Cherniak is the President and founder of RelationshipScoreboard.com Inc. Since 2007, Mr. Cherniak has also served as Director of Business Development for Big Stick Media Corporation, a Canadian company that owns and operates sports media assets including websites, client server software, publications and WebTV shows. In this role, Mr. Cherniak’s responsibilities have included expansion of the product lines to Asia and Europe, overseeing the redesign of the company’s flagship website along with development of a mobile application, and acting as interim president for a subsidiary company with call center operations. From 2003 to 2006, Mr. Cherniak was a principal with Bosworth Field Associates (“Bosworth”) and in 2007 Mr. Cherniak was a principal of Stanton Chase International (“Stanton”). Bosworth and Stanton are two executive recruiting firms, specializing in the finance and accounting sectors. Previously, Mr. Cherniak has significant experience in a wide array of businesses, specializing in the areas of marketing and product development.

We believe Mr. Cherniak is qualified to serve on our board of directors because of his education and business experiences.

Term of Office

Each director of our company is to serve for a term of one year ending on the date of subsequent annual meeting of stockholders following the annual meeting at which such director was elected. Notwithstanding the foregoing, each director is to serve until his successor is elected and qualified or until his death, resignation or removal. Our board of directors is to elect our officers and each officer is to serve until his successor is elected and qualified or until his death, resignation or removal.

Family Relationships

Giora Davidovits and David Eyal Davidovits are brothers.

Involvement in Certain Legal Proceedings

Our director and executive officers have not been involved in any of the following events during the past ten years:

(a)	any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

(b)	any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offences);

(c)

being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities;

(d)

being found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

(e)

being the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of: (i) any federal or state securities or commodities law or regulation; or (ii) any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease- and-desist order, or removal or prohibition order; or (iii) any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

(f)

being the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Securities Exchange Act of 1934), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Executive Compensation

Summary Compensation

The particulars of compensation paid to the following persons:

(a)	our principal executive officer;

(b)	each of our two most highly compensated executive officers who were serving as executive officers at the end of the year ended December 31, 2011; and

(c)

up to two additional individuals for whom disclosure would have been provided under (b) but for the fact that the individual was not serving as our executive officer at the end of the most recently completed financial year, who we will collectively refer to as the named executive officers, for our years ended December 31, 2011 and 2010, are set out in the following summary compensation table:

Name and principal position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	NonEquity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Benjamin Cherniak Former President, Secretary and Treasurer(1)	2011 2010	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil
Robbie Manis Former Secretary and Treasurer(2)	2011 2010	N/A Nil	N/A Nil	N/A Nil	N/A Nil	N/A Nil	N/A Nil	N/A Nil	N/A Nil

(1)	Mr. Cherniak was appointed as President, Secretary and Treasurer of our company on August 4, 2010 and resigned from those positions on July 25, 2012.

(2)	Mr. Manis resigned as a director and officer of our company on August 4, 2010.

Employment or Consulting Agreements

Other than noted below, we have not entered into any employment (or consulting) agreements or arrangements, whether written or unwritten, with our directors or executive officers since our inception.

Effective November 1, 2011, we entered into a consulting agreement with 1367826 Ontario Limited (“OntarioCo”) and Robbie Manis, pursuant to which OntarioCo is to provide certain consulting services to our company including: sourcing and implementing new business opportunities; raising financing reasonably required from time to time by our company; coordinating all required accounting, reporting and disclosure; and fulfilling any other needed administrative functions. As consideration for the performance of the consulting services under the agreement, we agreed to pay OntarioCo the sum of US$4,166.67 per month for the duration of the agreement, exclusive of any applicable sales tax.

The agreement is for an indefinite period unless terminated by either party with sixty days advance written notice to the other party.

Effective November 1, 2011, we entered into a consulting agreement with Kerry Chow, pursuant to which Kerry Chow will provide certain consulting services to our company including: maintaining the accounting books and records on behalf of our company and our subsidiaries; preparing consolidated quarterly and annual financial statements for our company and our subsidiaries as well as assisting in the preparation of the related disclosure documents; coordinating the quarterly reviews and annual audits on behalf of our company and our subsidiaries; coordinating the preparation and filing of the annual income tax returns of our company and our subsidiaries; and any other accounting-related functions. As consideration for the performance of the consulting services under the agreement, we agreed to pay Kerry Chow the sum of US$833.33 per month for the duration of the agreement, exclusive of any applicable sales tax.

The agreement is for an indefinite period unless terminated by either party with sixty days advance written notice to the other party.

We anticipate entering into an employment agreement with Giora Davidovits, which will include a signing bonus of options, fully vested upon signing of the employment agreement, to purchase up to 3,750,000 shares of our common stock at a price of $0.01 per share for a period of 10 years. We anticipate entering into an employment agreement with David Eyal Davidovits, which will include a signing bonus of options, fully vested upon signing of the employment agreement, to purchase up to 2,750,000 shares of our common stock at a price of $0.01 per share for a period of 10 years.

Outstanding Equity Awards at Fiscal Year-End

We have not awarded any shares of stock, options or other equity securities to our directors or executive officers from our inception to December 31, 2011.

Retirement or Similar Benefit Plans

There are no arrangements or plans in which we provide retirement or similar benefits for our directors or executive officers.

Resignation, Retirement, Other Termination, or Change in Control Arrangements

We have no contract, agreement, plan or arrangement, whether written or unwritten, that provides for payments to our directors or executive officers at, following, or in connection with the resignation, retirement or other termination of our directors or executive officers, or a change in control of our company or a change in our directors’ or executive officers’ responsibilities following a change in control.

Compensation of Directors

No director received or accrued any compensation for his or her services as a director since our inception.

We have no formal plan for compensating our directors for their services in their capacity as directors. Our directors are entitled to reimbursement for reasonable travel and other out-of-pocket expenses incurred in connection with attendance at meetings of our board of directors. Our board of directors may award special remuneration to any director undertaking any special services on our behalf other than services ordinarily required of a director.

Certain Relationships and Related Transactions, and Director Independence

Transactions with Related Persons, Promoters, and Certain Control Persons

Other than as disclosed below, there has been no transaction, since our inception on November 16, 2009, or currently proposed transaction, in which we were or are to be a participant and the amount involved exceeds the lesser of $120,000 or one percent of our total assets at year end for the last completed fiscal year, and in which any of the following persons had or will have a direct or indirect material interest:

(i)	Any director or executive officer of our company;

(ii)	Any person who beneficially owns, directly or indirectly, shares carrying more than 5% of the voting rights attached to our outstanding shares of common stock;

(iii)	Any of our promoters and control persons; and

(iv)	Any member of the immediate family (including spouse, parents, children, siblings and in- laws) of any of the foregoing persons.

On November 16, 2009 and December 2, 2009, we issued 100 and 200,000 common shares to Robbie Manis at a price per share of $0.001 and $0.01 for total proceeds of $0.10 and $2,000, respectively. We issued these shares in an offshore transaction relying on Rule 903 of Regulation S of the Securities Act of 1933 and/or Section 4(2) of the Securities Act of 1933.

On December 14, 2009, Peter Hough agreed to lend to our company $1,697. On December 31, 2009 Peter Hough agreed to lend to our company $445. On February 1, 2010 Peter Hough agreed to lend to our company $1,297. On April 19, 2010, Peter Hough agreed to lend to our company $2,472. On May 12, 2010, Peter Hough agreed to lend to our company $551. On June 9, 2010, Peter Hough agreed to loan to our company $25,000. On September 24, 2010, Peter Hough agreed to loan our company $25,000. On September 6, 2011, Peter Hough agreed to lend to our company $17,600. These loans are unsecured, non-interest bearing and due on demand. In total of the above noted loans, Mr. Hough is owed $74,062.33. On November 4, 2011, we entered into a loan terms agreement whereby we agreed to repayment terms regarding an outstanding loan in the amount of $74,062.33 from Mr. Hough. The loan is unsecured, non-interest bearing and due on October 31, 2016. We have agreed to pay the principal of the loan over time by paying to the lender 10% of the gross proceeds received by us from any equity or debt financing that we conduct until the loan is paid in full.

On January 7, 2010, we issued 1,800,000 common shares to two individuals for total proceeds of $18,000. We issued these shares in an offshore transaction relying on Rule 903 of Regulation S of the Securities Act of 1933 and/or Section 4(2) of the Securities Act of 1933. Each of the subscribers represented that he or she was not a “U.S. person” as that term is defined in Regulation S.

In January 2010, Benjamin Cherniak agreed to lend to our company $400. The loan is unsecured, non-interest bearing and due on demand.

On March 24, 2010, we issued 16,000,000 common shares to Benjamin Cherniak pursuant to a share purchase agreement dated for reference March 24, 2010, whereby we acquired all of the issued and outstanding shares of RelationshipScoreboard.com Entertainment, Inc. in consideration for 16,000,000 of our common shares at a deemed price of $0.01 for total deemed value of $160,000.

For information regarding compensation for our executive officers and directors, see “Executive Compensation”.

Director Independence

Our board of directors consists of two directors, Giora Davidovits and Benjamin Cherniak. Our securities are quoted on the OTC Bulletin Board which does not have any director independence requirements. Under NASDAQ Marketplace Rule 5605(a)(2), a director is not considered to be independent if he or she is also an executive officer or employee of the company during the past three years. Using this definition of independence, we have determined that Benjamin Cherniak is not an independent director, as he was our former sole executive officer. David Eyal Davidovits is our Vice President Business Development and is not considered dependent.

Legal Proceedings

We know of no material pending legal proceedings to which our company or subsidiary is a party or of which any of their property is the subject. In addition, we do not know of any such proceedings contemplated by any governmental authorities.

We know of no material proceedings in which any director, officer or affiliate of our company, or any registered or beneficial stockholder of our company, or any associate of any such director, officer, affiliate, or stockholder is a party adverse to our company or subsidiary or has a material interest adverse to our company or subsidiary.

Market Price of and Dividends on Our Common Stock and Related Stockholder Matters

Market information

There is currently no trading market for our common stock. We do not have any common stock subject to outstanding options or warrants and there are no securities outstanding that are convertible into our common stock. None of our issued and outstanding common stock is eligible for sale pursuant to Rule 144 under the Securities Act of 1933.

We have issued 65,663,100 shares of our common stock since our inception on November 16, 2009, of which 57,663,000 are restricted shares. There are no outstanding options or warrants or securities that are convertible into common shares.

Transfer Agent

Our shares of common stock are issued in registered form. The transfer agent and registrar for our common stock is Nevada Agency and Transfer Company with an office at 50 West Liberty Street, Suite 880, Reno NV 89501.

Holders of Common Stock

As of July 31, 2012, there were 55 holders of record of our common stock. As of such date, 65,663,100 shares were issued and outstanding.

Dividends

We have never declared or paid any cash dividends or distributions on our capital stock. We currently intend to retain our future earnings, if any, to support operations and to finance expansion and therefore we do not anticipate paying any cash dividends on our common stock in the foreseeable future.

Securities Authorized for Issuance under Equity Compensation Plans

We did not have any equity compensation plans in place at December 31, 2011.

Recent Sales of Unregistered Securities

On November 16, 2009 and December 2, 2009, we issued 100 and 200,000 common shares to Robbie Manis at a price per share of $0.001 and $0.01 for total proceeds of $0.10 and $2,000, respectively. We issued these shares in an offshore transaction relying on Rule 903 of Regulation S of the Securities Act of 1933 and/or Section 4(2) of the Securities Act of 1933.

On January 7, 2010, we issued 1,800,000 common shares to two individuals for total proceeds of $18,000. We issued these shares in an offshore transaction relying on Rule 903 of Regulation S of the Securities Act of 1933 and/or Section 4(2) of the Securities Act of 1933. Each of the subscribers represented that he or she was not a “U.S. person” as that term is defined in Regulation S.

On March 24, 2010, we issued 16,000,000 common shares to Benjamin Cherniak pursuant to a share purchase agreement dated for reference March 24, 2010, whereby we acquired all of the issued and outstanding shares of RelationshipScoreboard.com Entertainment, Inc. in consideration for 16,000,000 of our common shares at a deemed price of $0.01 for total deemed value of $160,000.

On April 9, 2012, we sold 17,750,000 shares of our common stock at a price of US$0.001 per share for gross proceeds of US$17,750. We issued 5,000,000 of these shares to one U.S. person, who was an accredited investor (as that term is defined in Rule 501 of Regulation D under the Securities Act of 1933), and in issuing these shares to this investor we relied on the registration exemption provided for in Rule 506 of Regulation D and/or Section 4(2) of the Securities Act of 1933. We issued 12,750,000 of these shares to four non-U.S. persons (as that term is defined in Regulation S of the Securities Act of 1933, as amended) in an offshore transaction in which we relied on the registration exemption provided for in Regulation S and/or Section 4(2) of the Securities Act of 1933, as amended.

On May 23, 2012, we sold 12,000,000 shares of our common stock at a price of US$0.001 per share for gross proceeds of US $12,000 pursuant to two subscription agreements. We issued 6,000,000 of these shares to one U.S. person, who was an accredited investor (as that term is defined in Rule 501 of Regulation D under the Securities Act of 1933, as amended), and in issuing these shares to this investor we relied on the registration exemption provided for in Rule 506 of Regulation D and/or Section 4(2) of the Securities Act of 1933. We issued 6,000,000 of these shares to one non-U.S. persons (as that term is defined in Regulation S of the Securities Act of 1933, as amended) in an offshore transaction in which we relied on the registration exemption provided for in Regulation S and/or Section 4(2) of the Securities Act of 1933, as amended.

On July 10, 2012, we entered into debt settlement agreements with nine individuals whereby we collectively settled debts in the aggregate amount of $60,000 by the issuance of 8,000,000 shares of our common stock at a price per share of $0.0075. The securities were issued to people that each represented that they were not a US person (as that term is defined in Regulation S of the Securities Act of 1933, as amended) and the subject shares were issued in an offshore transaction pursuant to Regulation S and/or Section 4(2) of the Securities Act of 1933, as amended.

On July 30, 2012, we completed a private placement by issuing 3,913,000 common shares to eighteen individuals at a price per share of $0.01 for total proceeds of $39,130. We issued 3,013,000 of these shares to thirteen offshore investors under the exemptions from the Securities Act of 1933 contained in Regulation S. We issued 900,000 of these shares to five U.S. persons who were accredited investors (as that term is defined in Rule 501 of Regulation D under the Securities Act of 1933, as amended), under the registration exemption provided for in Rule 506 of Regulation D and/or Section 4(2) of the Securities Act of 1933.

Description of Securities

The aggregate number of shares that we have authority to issue is 500,000,000 shares of common stock, with a par value of $0.001 per share and 20,000,000 shares of preferred stock, with a par value of $0.001 per share.

The preferred stock may be divided into and issued in series. Our board of directors is authorized to divide the authorized shares of preferred stock into one or more series, each of which shall be so designated as to distinguish the shares thereof from the shares of all other series and classes. Our board of directors is authorized, within any limitations prescribed by law and our articles, to fix and determine the designations, rights, qualifications, preferences, limitations and terms of the shares of any series of preferred stock including but not limited to the following.

(a)	The rate of dividend, the time of payment of dividends, whether dividends are cumulative, and the date from which any dividends shall accrue;

(b)	Whether shares may be redeemed, and if so, the redemption price and the terms and conditions of such redemption;

(c)	The amount payable upon shares in the event of voluntary or involuntary liquidation;

(d)	Sinking fund or other provisions, if any, for the redemption or purchase of shares;

(e)	The terms and conditions on which shares may be converted, if the shares of any series are issued with the privilege of conversion;

(f)

Voting powers, if any, provided that if any of the preferred stock or series thereof shall have voting rights, such preferred stock or series shall vote only on a share for share basis with the common stock on any matter, including but not limited to the election of directors, for which such preferred stock or series has such rights; and

(g)

Subject to the foregoing, such other terms, qualifications, privileges, limitations, options, restrictions, and special or relative rights and preferences, if any, of shares or such series as our board of directors may, at the time so acting, lawfully fix and determine under the laws of the State of Nevada.

We cannot declare, pay or set apart for payment any dividend or other distribution (unless payable solely in shares of common stock or other class of stock junior to the preferred stock as to dividends or upon liquidation) in respect of common stock, or other class of stock junior to the preferred stock, nor shall we redeem, purchase or otherwise acquire for consideration shares of any of the foregoing, unless dividends, if any, payable to holders of preferred stock for the current period (and in the case of cumulative dividends, if any, payable to holders of preferred stock for the current period and in the case of cumulative dividends, if any, for all past periods) have been paid, are being paid or have been set aside for payment, in accordance with the terms of the preferred stock, as fixed by our board of directors.

In the event of our liquidation, holders of preferred stock shall be entitled to receive, before any payment or distribution on the common stock or any other class of stock junior to the preferred stock upon liquidation, a distribution per share in the amount of the liquidation preference, if any, fixed or determined in accordance with the terms of such preferred stock plus, if so provided in such terms, an amount per share equal to accumulated and unpaid dividends in respect of such preferred stock (whether or not earned or declared) to the date of such distribution. Neither the sale, lease or exchange of all or substantially all of our property and assets, nor any consolidation or merger, shall be deemed to be a liquidation.

Voting Rights

With respect to all matters upon which our stockholders are entitled to vote or to which our stockholders are entitled to give consent, the holders of the outstanding shares of our common stock are entitled to cast thereon one vote in person or by proxy for each share of our common stock standing in his, her or its name. Our bylaws provide that when a quorum is present or represented at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy will be sufficient to elect members of our board of directors or to decide any question brought before such meeting, unless the question is one upon which by express provision of the statutes or of our articles of incorporation, a different vote is required in which case such express provision will govern and control the decision of such question. Our bylaws provide that the holders of at least ten percent (10%) of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, will constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by our articles of incorporation. In addition, our bylaws provide that any action which may be taken by the vote of the stockholders at a meeting may be taken without a meeting if authorized by the written consent of stockholders holding at least a majority of the voting power, unless the provisions of the statutes or of our articles of incorporation require a greater proportion of voting power to authorize such action in which case such greater proportion of written consents will be required. Our articles of incorporation provide that our Board is expressly authorized to make, alter and repeal our bylaws, subject to the power of our stockholders to change or repeal the bylaws. In addition, our bylaws provide that our board, by a majority vote of our board of directors at any meeting may amend our bylaws, including bylaws adopted by the stockholders, but the stockholders may from time to time specify particular provisions of the bylaws, which will not be amended by our board.

Dividend Rights

Holders of our common stock are entitled to receive such cash dividends as may be declared thereon by our Board from time to time out of assets of funds of our company legally available therefore. Our Board is not obligated to declare a dividend. Any future dividends will be subject to the discretion of our Board and will depend upon, among other things, future earnings, the operating and financial condition of our company, its capital requirements, general business conditions and other pertinent factors. It is not anticipated that dividends will be paid in the foreseeable future.

Other Rights

No stockholder of our company has any preemptive or other right to subscribe for any additional un-issued or treasury shares of stock or for other securities of any class, or for rights, warrants or options to purchase stock, or for scrip, or for securities of any kind convertible into stock or carrying stock purchase warrants or privileges unless so authorized by our company.

Except as otherwise required by the Nevada Revised Statutes and as may otherwise be provided in our articles of incorporation, each share of our common stock has identical powers, preferences and rights, including rights in liquidation.

Anti-Takeover Provisions

Some features of the Nevada Revised Statutes, may have the effect of deterring third parties from making takeover bids for control of our company or may be used to hinder or delay a takeover bid. This would decrease the chance that our stockholders would realize a premium over market price for their shares of common stock as a result of a takeover bid. We have amended our bylaws and articles such that these provisions are not applicable to our company.

Articles of Incorporation and Bylaws

There are no provisions in our articles of incorporation or our bylaws that would delay, defer or prevent a change in control of our company and that would operate only with respect to an extraordinary corporate transaction involving our company or any of our subsidiaries, such as merger, reorganization, tender offer, sale or transfer of substantially all of its assets, or liquidation.

Indemnification of Directors and Officers

Nevada Revised Statutes provide that:

  a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he or she acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful;

  a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him or her in connection with the defense or settlement of the action or suit if he or she acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper; and

  to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding, or in defense of any claim, issue or matter therein, the corporation must indemnify him or her against expenses, including attorneys’ fees, actually and reasonably incurred by him or her in connection with the defense.

Nevada Revised Statutes provide that we may make any discretionary indemnification only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

  by our stockholders;
  by our board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding;
  if a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion;
  if a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion; or
  by court order.

Nevada Revised Statutes provide that a corporation may purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee or agent, or arising out of his status as such, whether or not the corporation has the authority to indemnify him against such liability and expenses.

Our articles of incorporation also provide that we must indemnify to the fullest extent permitted by law any person made or threatened to be made to a party to any threatened, pending or completed action or proceeding by reason of the fact that he or she is or was a director of our company against judgments, fines, penalties, excise taxes, amounts paid in settlement and costs, charges and expenses that he or she incurs in connection with such action or proceeding. Our bylaws provide a similar right of indemnification for a person who is or was a director or officer of our company. In addition, our bylaws provide that our board of directors may cause our company to purchase and maintain insurance on behalf of any person who is or was a director or officer of our company against any liability asserted against such person and incurred in any such capacity or arising out of such status, whether or not our company would have the power to indemnify such person.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

None.

Item 3.02 Unregistered Sales of Equity Securities.

Please see Item 2.01 of this current report on Form 8-K.

Item 5.01 Change in Control of Registrant.

Please see Item 2.01 of this current report on Form 8-K.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Please see Item 2.01 of this current report on Form 8-K.

Item 5.06 Change in Shell Company Status.

Management has determined that, as a result of the transaction described in Item 2.01 of this current report, our company has ceased to be a shell company as defined in Rule 12b-2 promulgated under the Securities Exchange Act of 1934. Please refer to Item 2.01 of this current report on Form 8-K for a description of these transactions.

Item 9.01 Financial Statements and Exhibits.

Not applicable

Exhibits

No.	Description
3.1	Articles of Incorporation (incorporated by reference to an exhibit to a registration statement on Form S-1 filed on August 10, 2010)
3.2	Bylaws (incorporated by reference to an exhibit to a registration statement on Form S-1 filed on August 10, 2010)
10.1

Share Purchase Agreement dated March 24, 2010 between Benjamin Cherniak and Online Disruptive Technologies, Inc. (incorporated by reference to an exhibit to a registration statement on Form S-1 filed on August 10, 2010)

10.2	Subscription Agreement between our company and Robbie Manis (incorporated by reference to an exhibit to a registration statement on Form S-1 filed on August 10, 2010)
10.3	Subscription Agreement between our company and Brian Hough (incorporated by reference to an exhibit to a registration statement on Form S-1 filed on August 10, 2010)
10.4	Subscription Agreement between our company and Peter Hough (incorporated by reference to an exhibit to a registration statement on Form S-1 filed on August 10, 2010)
10.5	Consulting Agreement dated November 1, 2011 with 1367826 Ontario Limited and Robbie Manis (incorporated by reference to an exhibit to a current report on Form 8-K filed on November 3, 2011)
10.6	Consulting Agreement dated November 1, 2011 with Kerry Chow (incorporated by reference to an exhibit to a current report on Form 8-K filed on November 3, 2011)
10.7	Loan Terms Agreement dated November 4, 2011 with Peter Hough(incorporated by reference to an exhibit to a current report on Form 8-K filed on November 8, 2011)
10.8	Mineral Property Acquisition Agreement dated November 21, 2011 with Minera Del Pacifico, S.A. (incorporated by reference to an exhibit to a current report on Form 8-K filed November 21, 2011)
10.9	Loan Terms Agreement dated November 24, 2011 with Amir Rachmani (incorporated by reference to an exhibit to a current report on Form 8-K filed November 24, 2011)
10.10	Loan Terms Agreement dated February 13, 2012 with Ori Ackerman (incorporated by reference to an exhibit to a current report on Form 8-K filed February 13, 2012)
10.11	Form of Subscription Agreement for Non-US Subscribers (incorporated by reference to an exhibit to a current report on Form 8-K filed May 24, 2012)
10.12	Form of Subscription Agreement for US Subscribers (incorporated by reference to an exhibit to a current report on Form 8-K filed May 24, 2012)
10.13	Form of Shares for Debt Agreement for Canadian Subscribers (incorporated by reference to an exhibit to a current report on Form 8-K filed July 18, 2012)
10.14	Form of Subscription Agreement for Non-US Subscribers (incorporated by reference to an exhibit to a current report on Form 8-K filed July 18, 2012)

No.	Description
10.15*

License and Research Funding Agreement dated July 25, 2012 between Ramot at Tel Aviv University Ltd. and Savicell Diagnostic Ltd. (portions of the exhibit has been omitted pursuant to a request for confidential treatment)

10.16*	Warrant Agreement dated July 25, 2012 between Savicell Diagnostic Ltd. and Ramot at Tel Aviv University Ltd. (portions of the exhibit has been omitted pursuant to a request for confidential treatment)
21.1	Savicell Diagnostic Ltd. our 100% wholly-owned subsidiary incorporated in Israel on April 23, 2012

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONLINE DISRUPTIVE TECHNOLOGIES INC.

Per:       /s/ Robbie Manis
             Authorized Signatory

Date: August 1, 2012